NASD

Sent Via Facsimile (832) 358-5004
First Class and Certified Return Receipt #: 7004 1160 0007 2774 9865

January 20, 2006

Deep ATS, LLC
Mr. Sam D. Balabon, President
9039 Katy Freeway,
Building 300, Suite 333
Houston, Texas 77024

RE: Decision Regarding Application of Deep ATS, LLC (CRD#136696)
Application Number: A06050036

Dear Mr. Balabon:

Pursuant to NASD Membership and Registration Rule 1014, NASD grants the application of Deep ATS, LLC for NASD membership contingent upon the execution of the enclosed Membership Agreement (Agreement) by appropriate principal(s) of Deep ATS, LLC.

Deep ATS, LLC is alerted to NASD Membership and Registration Rule 1017 (Rule 1017) which requires notification to and approval by NASD of a material change in business operations prior to such change being effected. Rule 1017 also requires that the firm file an application for approval of a change of ownership or control at least 30 days prior to effecting such change.

Upon receipt of a properly executed Agreement, NASD will provide Deep ATS, LLC with final written notification of membership approval, at which time business may commence.

Please be advised that the executed Agreement must be returned within twenty-five (25) days after service of this decision. Failure to return the executed Agreement within this time period will constitute a lapse of the application. Pursuant to NASD Membership and Registration Rule 1012(b), the lapse of an application requires an applicant to submit a new application if the applicant wishes to continue to seek membership or approval of a change in ownership, control, or business operations. Any questions regarding this decision or the Agreement may be directed to Thao M. Pham, at (504) 522-6527.

Sincerely,

Virginia F.M. Jans
Associate Vice President and District Director

Dallas District Office
12801 North Central Expressway
Suite 1050
Dallas, TX
75243 1776

tel 972 701 8554
fax 972 716 7646
www.nasd.com

MEMBERSHIP AGREEMENT
CRD No. 136696

NASD grants the application of Deep ATS, LLC for membership with NASD contingent upon the execution of this Membership Agreement ("Agreement") and its submission to the New Orleans District Office, located at 1100 Poydras Street, Suite 850, New Orleans, Louisiana 70163 by no later than **February 14, 2006**.

This Agreement shall remain in effect and bind Deep ATS, LLC and all of its successors to ownership or control unless this Agreement is changed, removed, or modified pursuant to applicable NASD rules.

A. Undertakings

In connection with the granting of its application for membership, Deep ATS, LLC undertakes to: (1) abide by any restriction specified in the NASD decision of January 20, 2006 and Section C below; (2) obtain the prior approval of NASD pursuant to Rule 1017 before removing or modifying any restrictions imposed or before effecting a material change in business operations; and (3) file a written notice and application with NASD at least 30 days prior to effecting a change in ownership or control pursuant to Rule 1017.

B. Business Activities

The activities in which Deep ATS, LLC may engage are based on its business plan as submitted in connection with NASD Rule 1013, the additional information provided during the application process, and such other activities as may be permissible pursuant to the NASD Membership Rules. Deep ATS, LLC will:

(1) Maintain a minimum net capital requirement of $100,000 pursuant to SEC Rule 15c3-1(a)(2)(iii) (the Net Capital Rule).

(2) Operate pursuant to SEC Rule 15c3-3(k)(2)(ii) (the Customer Protection Rule), clearing all transactions on a fully disclosed basis through its clearing firm. Deep ATS, LLC will not hold customer funds or safekeep customer securities.

(3) Engage in the following types of business:

A. Broker or dealer retailing corporate equity securities over-the-counter
B. Non-exchange member arranging for transactions in listed securities by exchange member
C. Trading securities for own account
D. Other – Alternative trading system

C. Restrictions

None

D. Waiver/Exemption

None

E. Notifications

Deep ATS, LLC will promptly notify NASD through the District Office where it maintains its principal place of business if:

(1) the firm changes its (a) clearing entity or service bureau, or method of clearance (b) method of bookkeeping or recordkeeping (e.g. computer to manual, or utilizing an outside computer service).

(2) the firm has effected any significant change in the firm's key personnel, including but not limited to, change or loss of the (General, DPP, etc.) Securities Principal, Chief Compliance Officer, and/or Financial and Operations Principal.

(3) the firm engages in any underwriting or selling group activity of firm commitment offerings.

F. Certification

Pursuant to Article IV, Section 1, of the NASD By-Laws, Deep ATS, LLC agrees:

(1) to comply with the federal securities laws, the rules and regulations thereunder, the rules of the Municipal Securities Rulemaking Board and the Treasury Department, the NASD Rules and By-Laws. , and all rulings, orders, directions, and decisions issued and sanctions imposed under the NASD Rules;

(2) to pay such dues, assessments, and other charges in the manner and amount as from time to time shall be fixed pursuant to the NASD By-Laws, Schedules to the NASD By-Laws, and the NASD Rules;

(3) that this Agreement has been executed on behalf of, and with the authority of, said Applicant. The undersigned and Applicant represent that the information and statements contained within the application and other information filed are current, true, and complete. The undersigned and Applicant further represent that to the extent any information previously submitted is not amended, such information is currently accurate and complete and agree that the information contained in Form BD will be kept current and accurate by proper amending the form as changes occur.

Any activity that does not conform to the provisions set forth in this Agreement may form the basis for disciplinary action by NASD against Deep ATS, LLC, its owners, or associated persons.

Signature:

Sam D. Balabon, President

1/20/06
Date

Ramesh Paranik, FINOP

1/20/06
Date